UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 3, 1998

                             THE VINCAM GROUP, INC.
             (Exact name of registrant as specified in its charter)

           FLORIDA                          0-28148              59-2452823
  (State or other jurisdiction     (Commission File Number)   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

   10200 SUNSET DRIVE MIAMI, FLORIDA                                  33173
(Address of principal executive offices)                           (Zip Code)

                                 (305) 630-1000
              (Registrant's telephone number, including area code)

                  2850 DOUGLAS ROAD CORAL GABLES, FLORIDA 33134
              (Former name, former address, and former fiscal year,
                          if changed since last report)

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ITEM 1. CHANGE IN CONTROL OF REGISTRANT

         (a)      Not applicable.

         (b) On December 3, 1998, The Vincam Group, Inc. ("Vincam") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Automatic Data Processing, Inc. ("ADP") and ADP Acquisition Corp. (Florida), a newly formed, wholly owned subsidiary of ADP. Pursuant to the Merger Agreement, Vincam will become a subsidiary of ADP.

         Under the terms of the Merger Agreement, which was unanimously approved by the board of directors of Vincam, holders of outstanding common stock of Vincam will receive 0.229 shares of ADP common stock for each outstanding share of Vincam common stock, provided that the average ADP stock price for the 10 trading days ending three business days prior to the shareholders meeting to be held to approve the transaction is between $68.781 and $84.065. For average ADP stock prices between $61.138 and $68.781, the exchange ratio adjusts to keep the value constant at $15.25 per Vincam share. Similarly, between $84.065 and $91.708, the exchange ratio adjusts to keep the value to Vincam shareholders constant at $19.25 per share. Above $91.708, the exchange ratio remains fixed at
 .2099 ADP shares for each Vincam share. Should ADP's average stock price fall below $61.138, Vincam has the option to accept an exchange ratio of .2576 ADP shares for each Vincam share or it may request that ADP issue additional shares to keep the value at $15.75. If ADP does not issue additional shares, Vincam can terminate the agreement. The transaction is expected to be tax free to shareholders of both Vincam and ADP.

          Effective as of December 3, 1998, ADP entered into voting agreements with each of Carlos A. Saladrigas, Jose M. Sanchez, Michael J. Gatsas, Theodore
L. Gastas and certain of their affiliates, pursuant to which, among other things, each of such persons have agreed to vote his or its respective shares of Vincam common stock in favor of the transaction (the "Voting Agreement"). Messrs. Saladrigas, Sanchez, M. Gatsas and T. Gatsas, and their affiliates, have voting control over approximately 45% of Vincam's outstanding common stock. In addition, Vincam will be required to pay ADP a break-up fee of $8.5 million if the merger agreement is terminated for certain reasons, including if Vincam accepts or recommends an alternative transaction and ADP terminates the Merger Agreement.

         The transaction is subject to approval by Vincam's stockholders, pooling-of-interests accounting treatment and the receipt of certain regulatory approvals, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. No assurance can be given that all of the conditions to consummation of the proposed merger will be satisfied.

         The foregoing is a summary only and is qualified in its entirety by reference to the Merger Agreement and the Voting Agreement, each of which is filed as an exhibit hereto.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.

                  None.

         (b)      Pro Forma Financial Information.

                  None.

         (c)      Exhibits.

                  2 Agreement and Plan of Merger, dated as of December 3, 1998, by and among Automatic Data Processing, Inc., ADP Acquisition Corp. (Florida), and The Vincam Group, Inc.*

                  10.1 Voting Agreement, dated as of December 3, 1998, by and among Automatic Data Processing, Inc., Carlos A. Saladrigas, Saladrigas Family Limited Partnership, Jose M. Sanchez, Michael J. Gatsas, Theodore L. Gatsas, and Gatsas Family Limited Partnership.

------------
* Schedules and exhibits to Exhibit 2 have not been filed with the Securities and Exchange Commission (the "Commission"). The Registrant agrees to provide such schedules and exhibits supplementally upon the request of the Commission.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 THE VINCAM GROUP, INC.

Date: DECEMBER 8, 1998                    By: /s/ CARLOS A. RODRIGUEZ
                                              --------------------------------
                                          Carlos A. Rodriguez, Chief Financial
                                          Officer and Senior Vice President
                                          Finance and Administration (Principal
                                          Financial Officer)

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

                                Index to Exhibits

EXHIBIT
NUMBER        EXHIBIT
------        -------
2             Agreement and Plan of Merger, dated as of December 3, 1998, by and among Automatic Data Processing, Inc., ADP Acquisition Corp.
              (Florida), and The Vincam Group, Inc.

10.1 Voting Agreement, dated as of December 3, 1998, by and among Automatic Data Processing, Inc., Carlos A. Saladrigas, Saladrigas Family Limited Partnership, Jose M. Sanchez, Michael J. Gatsas, Theodore L. Gatsas, and Gatsas Family Limited Partnership.

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